Exhibit 10.4

Lease Contract

Party A: China Great Wall Computer Shenzhen Co., Ltd.

Party B: SinoHub SCM Shenzhen, Ltd.

I.	Leasing property and supporting facilities
1.	Leasing property: 6/F, No. 5 Qiongyu Road, Central Area, Technology Park, Nanshan District, Shenzhen, China. Total property is 2564.2M2.
2.	Party A agrees to provide electricity, central air-conditioning, fire fighting system, and illuminating system to Party B.
3.	Party A agrees to change the goods elevator into goods& passenger elevator, Party B shall pay for the expenses.
4.	Party A agrees to offer two free months to Party B for decoration, which starts on Aug 10, 2008 and ends on Oct 10, 2008. Party B shall pay for water & electricity fees during this period.
5.	Party A authorizes Party B to install billboard in compliance with laws and regulations.
6.	Party B shall not take activities that may negatively affect the interests of a third party. In case those activities happen, Party B shall be reliable for all the liabilities.
7.	Party A agrees to provide seven free parking spaces to Party B.

II.	The use of leasing property
Party B shall use the leasing property for office and warehouse use.

III.	Rent, water & electricity fees, management fees
Rent: RMB33.8/m2/month, monthly rent shall be RMB86669.96, Party B shall start paying rent on Oct 11, 2008. The rent includes the following items:
1.	Management fees, public facilities maintenance fees.
2.	Maintenance fees for air-conditioning.
3.	Maintenance fees for fire extinguisher system.
4.	Maintenance fees for elevator.
5.	Rent taxes.
6.	Party B shall pay all expenses according to the collecting notice from the government.
7.	Party A shall provide invoices for all expenses to Party B.
8.	Party A and Party B shall sign a different contract on the use, maintenance and fees of elevator. In case there are disagreements, the contract on elevator shall rule.

IV.	Management
1.
Party A shall pay for management fees to the management company for public areas, and Party A shall be responsible for sanitation around the building. Party B shall be responsible for inside securities and sanitation.

2.	Party B shall be responsible for the facilities maintenance within the leasing area.

V.	Leasing period
1.	This contract shall last for five years. The rent for the fourth and fifth year shall increase to RMB37/M2.
2.
In case Party A will transfer part or whole of the property to a third party during the leasing period, Party A shall guarantee that the third party shall take all the obligations under the contract and protect the rights of Party B.

3.	Party A shall inform Party B of the transfer with 3-month written notice.
4.	Under the same condition, Party B shall enjoy priority in obtaining the property. Party B shall confirm obtaining within 7 days after receiving the notice, otherwise Party B shall lose the priority.

VI.	Payment terms
1.	Party B shall pay two-month deposit RMB173339.92 to Party A 5 days after the effective date. Note that Party B has paid one-month deposit RMB86670 when signing the letter of intent.
2.	Rent details are as follows:
Payment Date	Leasing Area M2	Rent Per M2	Monthly Rent
2008/8/10-2008/10/10	2564.2	0	0
2008/10/11-2008/10/30	2564.2	33.8	57779.97
2008/11/1-2011/8/30	2564.2	33.8	86669.96
2011/9/1-2013/8/30	2564.2	37	94875.4
3.	Party A shall send out the collecting notice before 5th every month, Party B shall pay as per the collecting notice within 10 working days.

VII.	Decoration
1.
Party A shall not designate any contractor to Party B regarding water, electricity, air-conditioning, fire protection, and network. In case the contractor is not qualified according to the laws and regulations, Party A has the right to change the contractor.

2.	Party B shall pay for deposit before decoration; Party A shall authorize decoration after receiving the deposit.
3.	Party A shall authorize Party B to install monitoring system, entrance system, and security system. Party B shall have qualified company to install the fire fighting device and pay for all expenses.
4.	Party B shall notice Party A 2 days before moving into the building. And Party B shall be responsible for the protection of supporting facilities.
5.	Party B shall be liable for any damage to a third party caused by wrongly decoration.

VIII.	Engineering Management
1.	During the leasing period, Party A has the right to supervise the engineering activities of Party B. Any decoration or add in power equipment shall be approved by Party A in advance.
2.	Party A shall have qualified company for the maintenance of elevator and fire fighting devices, and Party B shall pay for all expenses.
3.	Party A shall be responsible for the maintenance of the building, power distribution system, air-conditioning, fire fighting device, water system, and other supporting facilities.

IX.	Deposit Reimbursement
1.	This contract shall terminate after the expiry date. Party B shall return the leasing property to Party A within 10 days. After acceptation, Party A shall reimburse deposit to Party B within 5 days.
2.	Party B shall not uninstall any of the supporting facilities except ones install by Party B. Party A shall not be liable for any decoration compensation.

X.        Acceptation Conditions
Items	Condition	Remark
Floor	Well (antistatic)
Wall	Well
Load bearing	5.0KN/M2
Electricity	contact capacity	Power 350A, illumination 50A, air-conditioning 400A
Illumination	Well
Watering	Well
Ground	Well
Air-conditioning	refrigerating output	170KW/one
Elevator	2 TONS
Fre-extinguishing system	Well

XI.	Liabilities
1.
Party B shall pay for 0.3% late fee per day for overdue rent. When the rent is overdue for 2 months, Party A has the right to cut off water or electricity or other supports, Party B shall be reliable for all results.

2.	If Party A does not provide collecting notice to Party B on time, the delay in payment shall not be deem as breach of the contract.
3.	When the contract terminates, Party B shall return the property to Party A without changing any of the structures of facilities.

XII.	Miscellaneous
1.	Party B shall be responsible to mark on the free parking areas. Party A shall be responsible for any change of cancellation required by the government.
2.	Party B is authorized to use power and water facilities freely during the leasing period.

3.	In case either party wants to terminate this contract in advance, written notice shall be sent to the other party three-month earlier, and there will be no liabilities.
4.	Party A and Party B shall sign a Safety Responsibility Agreement. Both parties shall be in compliance with the Safety Responsibility Agreement during the leasing period.
5.	Party B shall register the property rent to the government, and provide Party A with all the register materials. Party A shall finish rent process within 3 days after receiving the materials.

XIII.	Execution of Contract
This contract shall be execute in quadruplicate. Each party holds two copies, and this contrast shall enter into force right after both parties sign and chop on the contract.

Signature Page

China Great Wall Computer Shenzhen Co., Ltd.

By:	/s/

SinoHub SCM Shenzhen, Ltd.

By:	/s/